Exhibit 2.1

                          Plan and Agreement of Merger

                          PLAN AND AGREEMENT OF MERGER

         AGREEMENT OF MERGER made the day of September, 1986, between BORDEN COMPANIES, INC., a Delaware corporation, (hereinafter called "Borden"), and a majority of the directors thereof, and AMAZE INCORPORATED, a Utah corporation (hereinafter called "Amaze"), and a majority of the directors thereof.

         WHEREAS, Amaze has an authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $.001 per share, of which 5,000,000 shares have been duly issued and are now outstanding, and

         WHEREAS, Borden has an authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $.001 per share, of which 1,000,000 shares are duly issued and outstanding.

         WHEREAS, at a special meeting of the shareholders of Das A. Borden and Company, Inc., an Alabama corporation (hereinafter called "DAB") a plan of reorganization was approved pursuant to which DAB will exchange all of its shares for 6,000,000 shares of Amaze and Amaze shall assume all of the operations, liabilities and obligations of DAB (such transfer and exchange of shares and assumption of operations and obligations of DAB by Borden shall be hereinafter called the "Reorganization); and

         WHEREAS, the Board of Directors of Borden and Amaze, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective shareholders that Amaze merge with Borden under and pursuant to the provisions of Subchapter IX of the General Corporation Law of Delaware and of Sections 16-10-66 through 16-10-71 of the Utah Business Corporation Act.

         NOW, THEREFORE in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

         1. Merger. Promptly after the Reorganization, Amaze shall be merged into Borden.

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

         2. Effective Date. This Agreement of Merger shall become effective immediately upon compliance with the laws of the States of Delaware and Utah, the time of such effectiveness being hereinafter called the Effective Date.

         3. Surviving corporation, Borden shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of Amaze shall cease forthwith upon the Effective Date.

         4. Certificate of Incorporation. The Certificate of Incorporation and Certificate of Correction set forth as Exhibit A hereto shall be the composite Certificate of Incorporation and Certificate of Correction of Borden following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation of herein upon any shareholder or director or officer of Borden or upon any other person whomsoever are subject to this reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of Borden separate and apart from this Agreement of Merger and may be separately certified as the Certificate of Incorporation of Borden.

         5. Bylaws. The Bylaws set forth as Exhibit B hereto shall be the Bylaws of Borden following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

         6. Authorized capital. The authorized capital stock of Borden following the Effective Date shall be 50,000,000 shares of Common Stock, par value $.001 per share, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

         7. Further assurance of title. If at any time Borden shall consider or be advised that any acknowledgements or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Borden any right, title, or interest of Amaze held immediately prior to the Effective Date, Amaze and its proper officers and directors shall and will execute and deliver all such acknowledgements or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in Borden as shall be necessary to carry out the purposes of this Agreement of Merger, and Borden and the proper officers and directors thereof are fully authorized to take any and all such action in the name of Amaze or otherwise.

         8. Conversion of outstanding stock. Forthwith upon the Effective Date, each of the issued and outstanding shares of Common Stock of Amaze and all rights in respect thereof shall be converted into one fully paid and nonassessable share of Common Stock of Borden, and each certificate nominally representing shares of Common Stock of Amaze shall for all purposes be deemed to evidence the ownership of a like manner of shares of Common Stock of Borden. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of Common Stock of Borden but, as certificates nominally representing shares of Common Stock of Amaze are surrendered for transfer, Borden will cause to be issued certificates representing shares of Common Stock of Borden and, at any time upon

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

surrender by any holder of certificates nominally representing shares of Common Stock of Amaze, Borden will cause to be issued therefore certificates for a like number of shares of Common Stock of Borden.

         9. Officers and Directors. The officers and directors of Borden shall remain the same following the Effective Date, until the annual meeting of shareholders of Borden.

         10. Retirement of organization stock. Forthwith upon the Effective Date, each of the 1,000,000 shares of the Common Stock of Borden presently issued and outstanding shall be retired, and no shares of Common Stock or other securities of Borden shall be issued in respect thereof.

         11. Book entries. The merger contemplated hereby shall be treated as a pooling of interests and as of the Effective Date entries shall be made upon the books of Borden in accordance with the following:

             (a) The assets and liabilities of the Amaze shall be recorded at the amounts at which they are carried on the books of the Amaze immediately prior to the Effective Date with appropriate adjustment to reflect the retirement of the 1,000,000 shares of Common Stock of Borden presently issued and outstanding.

             (b) There shall be credited to Capital Account the aggregate amount of the par value per share of all of the Common Stock of Borden resulting from the conversion of the outstanding Common Shares of Amaze.

             (c) There shall be credited to Capital Surplus Account an amount equal to that carried on the Capital Surplus Account of the Amaze immediately prior to the Effective Date.

             (d) There shall be credited to Earned Surplus Account an amount equal to that carried on the Earned Surplus Account of the Amaze immediately prior to the Effective Date.

         12. Notices. Any notice or other communication required or permitted hereunder shall be properly given when deposited in the United States mail for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

             (a) In the case of Amaze, to: Das A. Borden, Amaze Incorporated, Federal Building, 404 Avalon Avenue, Muscle Shoals, Alabama, or to such other person or address as Amaze may from time to time furnish to Borden.

             (b) In the case of Borden, to: Das A. Borden, Borden Companies, Inc., Federal Building, 404 Avalon Avenue, Muscle Shoals, Alabama, or to such other person or address as Borden may from time to time furnish to Amaze.

         13. Submission to Shareholders. Both parties warrant that this Agreement shall be submitted separately to the shareholders of the constituent

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

corporations in the manner provided by the laws of the State of Utah and the State of Delaware for approval.

         14. Termination. This Agreement of Merger may be terminated and abandoned by action of the Board of Directors of Amaze at any time prior to the Effective Date, whether before or after approval by the shareholders of the two corporate parties hereto.

         IN WITNESS WHEREOF each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors, has cause this Agreement of Merger to be executed by a majority of its directors and its corporate seal to be hereunto affixed.

         EXECUTED on the  ___ day of September, 1986.

                                          BORDEN COMPANIES, INC., a
                                          Delaware corporation

                                          By: /s/ DAS A. BORDEN
                                              ---------------------------------
                                              Das A. Borden, Director

                                          By: /s/ JERRY W. BORDEN
                                              ---------------------------------
                                              Jerry W. Borden, Director

                                          By: /s/ MAURICE C. MITCHELL
                                              ---------------------------------
                                              Maurice C. Mitchell, Director


                                          AMAZE INCORPORATED, a Utah Corporation

                                          By: /s/ DAS A. BORDEN
                                              ---------------------------------
                                              Das A. Borden, Director

                                          By: /s/ JERRY W. BORDEN
                                              ---------------------------------
                                              Jerry W. Borden, Director

                                          By: /s/ MAURICE C. MITCHELL
                                              ---------------------------------
                                              Maurice C. Mitchell, Director

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

                                   CERTIFICATE

                                       OF

                                     MERGER

                                                                          PAGE 1
                               STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER OF "AMAZE INCORPORATED" A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF UTAH, MERGING WITH AND INTO "BORDEN COMPANIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE UNDER THE NAME OF "BORDEN COMPANIES, INC." AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF OCTOBER, A.D., 1986, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                              : : : : : : : : : :

                                             /s/ MICHAEL HARKINS
                                             -----------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION:  11004229

                                                       DATE:  11/12/1986

[CORPORATE SEAL]
DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
DELAWARE

862790080

                            CERTIFICATE OF MERGER OF
                 BORDEN COMPANIES, INC., A DELAWARE CORPORATION
                   AND AMAZE INCORPORATED, A UTAH CORPORATION

        1. The names of the constituent corporations and the states under the laws of which they are respectively organized are as follows:

                  Name of Corporation                State
                  -------------------                -----
                  Borden Companies, Inc.             Delaware

                  Amaze Incorporated                 Utah

        2. The Plan and Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with Section 252 (c) of the Delaware General Corporation Law.

        3. The surviving corporation is Borden Companies, Inc., a Delaware Corporation.

        4. The Certificate of Incorporation of Borden Companies, Inc. filed in the office of the secretary of state of Delaware will remain the same and shall be the Certificate of Incorporation of the surviving corporation.

        5. As to each of the undersigned corporations, the number of shares outstanding, entitled to vote on the Plan and Agreement of Merger, are as follows:

                                       Number of
          Name of                       Shares
        Corporation                   Outstanding
        -----------                   -----------
        Borden Companies, Inc.         1,000,000

        Amaze Incorporated             5,000,000

        6. As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, and as to each entitled to vote thereon as a class, the number of shares of such class voted for an against such Plan, respectively, are as follows:

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

                                      Number of Shares
                                  -------------------------
                                                    Total
          Name of                   Total           Voted
        Corporation               Voted for         Against
        -----------               ---------         -------
        Borden Companies, Inc.    1,000,000            0

        Amaze Incorporated        4,200,000            0

        7. The authorized capital stock of Amaze Incorporated is 50,000,000 shares, par value $.001.

        8. The executed Plan and Agreement of Merger is available at the principal place of business of Borden Companies, Inc. A copy of which will be furnished by Borden Companies, Inc. on request and without cost to any shareholder of Amaze Incorporated. Requests may be sent to:

                  Borden Companies, Inc.
                  Federal Building
                  404 Avalon Avenue
                  Muscle Shoals, Alabama 35661

        9. Borden Companies, Inc., the surviving corporation hereby: (a) agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the undersigned Utah corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such Utah corporation against the surviving corporation; (b) irrevocably appoints the Division of Corporations and Commercial Code of Utah as its agent to accept service of process in any such proceedings; and (c) agrees that it will promptly pay to the dissenting shareholders of such Utah corporation the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholders.

        DATED:  September 24, 1986.

                                              AMAZE INCORPORATED,
                                              A Utah corporation

                                              By: /s/ DAS. A. BORDEN
                                                  ------------------------------
                                                  Das A. Borden, President

                                              By: /s/ MAURICE C. MITCHELL
                                                  ------------------------------
                                                  Maurice C. Mitchell, Secretary

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

                                              BORDEN COMPANIES, INC.
                                              A Delaware corporation

                                              By: /s/ DAS A. BORDEN
                                                  ------------------------------
                                                  Das A. Borden, President

                                              By: /s/ MAURICE C. MITCHELL
                                                  ------------------------------
                                                  Maurice C. Mitchell, Secretary

THE STATE OF ALABAMA    $
                        $
COUNTY OF COLBERT       $

         BEFORE ME, the undersigned authority, a Notary Public in and for the State of Alabama, on this day personally appeared DAS A. BORDEN, President of AMAZE INCORPORATED, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, and as the act and deed of such corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 24th day of September,
1986.

                                               /s/ JANE SPRINGER
                                               --------------------------------
                                               Notary Public: State of Alabama

My Commission Expires:                         JANE SPRINGER
                                               --------------------------------
      2/2/90                                   (Printed or Typed Name of Notary)
---------------------

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

THE STATE OF ALABAMA    $
                        $
COUNTY OF COLBERT       $

         BEFORE ME, the undersigned authority, a Notary Public in and for the State of Alabama, on this day personally appeared DAS A. BORDEN, President of BORDEN COMPANIES, INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, and as the act and deed of such corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 24th day of September,
1986.

                                               /s/ JANE SPRINGER
                                               --------------------------------
                                               Notary Public: State of Alabama

My Commission Expires:                         JANE SPRINGER
                                               --------------------------------
      2/2/90                                   (Printed or Typed Name of Notary)
---------------------

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